UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: November 10, 2004)

COMMODORE APPLIED TECHNOLOGIES, INC.
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(Exact name of registrant as specified in its charter)

DELAWARE -------------------------------------	1-11871 ------------------------------	11-3312952 ----------------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 East 58th Street, Suite 3238 New York, New York		10155
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(Address of principal executive offices)                   (Zip Code)

Registrant’s telephone number, including area code: (212) 308-5800

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(Former Name or Former Address, if Changed Since Last Report)

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CURRENT REPORT ON FORM 8-K

COMMODORE APPLIED TECHNOLOGIES, INC.

November 12, 2004

ITEM 7.01. REGULATION FD DISCLOSURE

On November 10, 2004, Commodore Applied Technologies, Inc. (the “Company”) issued a press release announcing that has initiated correspondence to its shareholders stating that the company will hold its 2003 Annual Meeting of shareholders on December 21, 2004. The record date for determination of shareholders entitled to notice of meeting and to vote at the meeting is November 10, 2004.

Additionally, the Company announced today that a protest of a provisional contract award to a team led by its wholly owned subsidiary, Commodore Advanced Sciences, Inc. (CASI) has been resolved in the Company’s favor. The contract has been awarded by Bechtel Jacobs, a prime contractor to the US Department of Energy (DOE). The environmental sampling data and management (EDAM) contract award to a team lead by CASI was protested to the Small Business Administration (SBA) by another bidding team led by MDM Services Corporation (MDM). The SBA, on review of the facts, denied all aspects of the protest brought forth by MDM.

Additionally, the Company announced that a protest of the Fast Flux Test Facility (FFTF) contract award by DOE has been filed by the two losing teams. The contract has been conditionally awarded to a team led by Safety and Ecology Corporation (SEC). The contract has duration of seven years and involves the dismantling of FFTF at the Richland, WA DOE site. The FFTF contract award was protested to the DOE/GAO (General Accounting Office) and the SBA by both losing teams in the final bidding process.

A copy of the press release is furnished as Exhibit 99.1.

The information contained in this report is being furnished pursuant to Item 9, Regulation FD Disclosure, and Item 12, Disclosure of Results of Operations and Financial Condition.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits.

99.1    Press Release dated November 10, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMODORE APPLIED TECHNOLOGIES, INC.

Date: November 12, 2004         By:  /s/ James M. DeAngelis
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James M. DeAngelis
Senior Vice President and
Chief Financial Officer

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